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                                                                EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference into this Amendment
No. 1 to Registration Statement of Blyth Industries, Inc. on Form S-3 of our report dated March 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Blyth Industries, Inc. and Subsidiaries for the year ended January 31, 1997, which report is included in Blyth Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 1999.

                                            /s/ Grant Thornton LLP
                                            ----------------------
                                            GRANT THORNTON LLP

Chicago, Illinois
May 11, 1999